UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015 (December 15, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Restructuring Support Agreement (as defined below) and the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03              Bankruptcy or Receivership.

On December 15, 2015, Magnum Hunter Resources Corporation (the “Company”) and certain of its subsidiaries, namely, Alpha Hunter Drilling, LLC, Bakken Hunter Canada, Inc., Bakken Hunter, LLC, Energy Hunter Securities, Inc., Hunter Aviation, LLC, Hunter Real Estate, LLC, Magnum Hunter Marketing, LLC, Magnum Hunter Production, Inc., Magnum Hunter Resources GP, LLC, Magnum Hunter Resources, LP, Magnum Hunter Services, LLC, NGAS Gathering, LLC, NGAS Hunter, LLC, PRC Williston LLC, Shale Hunter, LLC, Triad Holdings, LLC, Triad Hunter, LLC, Viking International Resources Co., Inc., and Williston Hunter ND, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Magnum Hunter Resources Corporation, et al., Case No. 15-12533.  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Restructuring Support Agreement

Prior to filing the Chapter 11 Cases, on December 15, 2015, the Company and the other Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with the following parties:

•      Substantially all of the Second Lien Lenders and Noteholders (each as defined herein) (collectively, the “Bridge Financing Lenders”) party to those certain Sixth and Seventh Amendments to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014, by and among the Company, each of the guarantors party thereto, and the lenders and agents from time-to-time party thereto, which Sixth and Seventh Amendments are dated as of November 3, 2015, and November 30, 2015, respectively (as amended, the “Bridge Financing Facility”);

•      Lenders holding approximately 66.5% in principal amount outstanding under that certain Second Lien Credit Agreement, dated as of October 22, 2014 (as amended, the “Second Lien Facility”), by and among the Company, each of the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto (the “Second Lien Lenders”); and

•      Holders holding, in the aggregate, approximately 79% in principal amount outstanding of the Company’s 9.750% Senior Notes Due 2020 (the “Notes”) issued pursuant to that certain Indenture, dated as of May 16, 2012, by and among the Company, each of the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as paying agent, registrar, and authenticating agent (collectively, the “Noteholders”).

The Restructuring Support Agreement incorporates the economic terms agreed to by the parties, as memorialized in a term sheet dated December 15, 2015, a copy of which is attached as Exhibit A to the

Restructuring Support Agreement (the “Term Sheet”). The Restructuring Support Agreement contemplates the implementation of a restructuring of the Company through a conversion of substantially all of the Company’s funded debt into equity and also provides for a multi-draw debtor-in-possession financing in an aggregate principal amount of up to $200 million.  The restructuring transactions will be effectuated through a joint pre-arranged plan of reorganization (the “Plan”).  The Plan represents a settlement of various issues, controversies, and disputes.  The key terms of the restructuring, as contemplated in the Restructuring Support Agreement and Term Sheet, are as follows:

•      DIP Facility:  A $200 million multi-draw DIP Facility (as defined and described in further detail below) entered into with certain of the Second Lien Lenders and Noteholders.  The DIP Facility will convert to new common equity of the reorganized Company at a discount to Plan value, upon the conditions in the Term Sheet.

•      Substantial Deleveraging of Balance Sheet: The Bridge Financing Facility will be repaid in full from the proceeds of the DIP Facility upon entry of the Final DIP Order.  The Second Lien Facility will be converted into new common equity of the reorganized Company, receiving 36.87% of the new common equity.  The Notes will be converted into new common equity of the reorganized Company, receiving 31.33% of the new common equity. The general unsecured claims of the Company are currently intended to receive a blended recovery as specified in the Term Sheet, to be paid in cash, through a combination of payments to be made pursuant to Bankruptcy Court orders (critical vendors, assumption, etc.) and a cash pool included in the Plan.  Holders of the Company’s preferred stock and common equity shall receive no recovery under the Term Sheet.  The Other Secured Debt (as defined in the Restructuring Support Agreement) will be reinstated.  Upon the conversion of the Second Lien Facility, the Notes and the DIP Facility to new common equity of the reorganized Company and after taking into account the Backstop Fee (as defined below), the Second Lien Lenders will own 48% of the new common equity of the reorganized Company and the Noteholders will own 52% of the new common equity of the reorganized Company.

•      Business Plan:  A business plan (the “Business Plan”) will be developed jointly with the Debtors, the Second Lien Lenders that have backstopped the DIP Facility (the “Second Lien Backstoppers”) and the Noteholders that have backstopped the DIP Facility (the “Noteholder Backstoppers,” and together with the Second Lien Backstoppers, the “Backstoppers”).

•      Valuation for Settlement Purposes:  For settlement purposes only, the parties to the Restructuring Support Agreement have agreed to a total enterprise value of the Company of $900 million.  Such settlement value is not indicative of any party’s views regarding total enterprise value, but rather is a settled value for the purpose of determining equity splits and conversion rates for the various claimants.

•      Eureka Hunter Holdings:  The Debtors may not market the Company’s equity interest in Eureka Hunter Holdings, LLC (“Eureka Hunter Holdings”) without the consent of the Backstoppers.  Any modifications to the key agreements between Eureka Hunter Holdings and its subsidiaries, on the one hand, and any of the Debtors, on the other, require the consent of the Backstoppers.

•      Reorganized Company Status:  The reorganized Company will initially be a private company upon emergence from the Chapter 11 Cases and will seek public listing when market conditions warrant and as determined by the New Board (as defined below) as informed by input from the Second Lien Backstoppers and the Noteholder Backstoppers.

•      Conditions Precedent to Emergence:  The conditions precedent to emergence include the following, among others: (i) entry of a Bankruptcy Court order confirming the Plan and approving the disclosure statement of the Plan, in both instances in form and substance satisfactory to the Company and the Second Lien Backstoppers and the Noteholder Backstoppers, (ii) total administrative expenses paid by the Debtors shall not exceed the certain thresholds enumerated in the Restructuring Support Agreement without the consent of the Backstoppers, and (iii) the Debtors shall have entered into a new exit credit facility in the committed amount contemplated by the agreed Business Plan, on terms and conditions and with lenders, satisfactory to the Second Lien Backstoppers, the Noteholder Backstoppers, and the Debtors.

•      Releases:  The Plan shall provide for release, exculpation, and injunction provisions, including customary carve-outs, to the fullest extent permitted by applicable law and consistent with the terms of the Term Sheet, and the Backstoppers have agreed not to “opt-out” of the consensual “third-party” releases granted to, among others, the Debtors’ current and former directors and officers.

•      Incentive Plans:  Management will be entitled to participate in an equity incentive program to earn up to a percentage (to be determined by the Debtors, the Second Lien Backstoppers, and the Noteholder Backstoppers before the beginning of the confirmation hearing) of the new common equity of the reorganized Company.  The parameters, incentives and eligibility of the equity incentive program will be determined by the compensation committee of the New Board, with input provided by the Second Lien Backstoppers and Noteholder Backstoppers.  Additionally, there will be a cash pool, in an amount to be determined among the Debtors, the Second Lien Backstoppers, and the Noteholder Backstoppers following the filing of the Bankruptcy Petitions, available to certain key employees of the Company during the course of the Chapter 11 Cases pursuant to a key employee retention plan and/or key employee incentive compensation plan, which shall be subject to agreement among the Debtors, the Second Lien Backstoppers, and the Noteholder Backstoppers on the metrics associated with payments to be made under such plans.

•      Governance:  The reorganized Company will have a seven-person board of directors (the “New Board”), consisting of (i) the Chief Executive Officer,  (ii) two directors selected by the Noteholder Backstoppers, (iii) two directors selected by the Second Lien Backstoppers, (iv) one director jointly selected by the Noteholder Backstoppers and the Second Lien Backstoppers, who shall serve as the non-executive chairman, and (v) one director selected by the Noteholder Backstoppers, based upon a slate of three candidates jointly determined by the Noteholder Backstoppers and the Second Lien Backstoppers.  Members of the current management team of the Debtors are anticipated to remain in place during the pendency of the Chapter 11 Cases and following the consummation of the Plan, and Gary C. Evans, the current Chairman of the Board of Directors and Chief Executive Officer of the Company, is currently anticipated to continue to serve the Company as its Chief Executive Officer and as a director.

The Restructuring Support Agreement also contains certain milestones for progress in the Bankruptcy Court proceedings (the “Milestones”), which include the following:

•      The Debtors shall commence the Chapter 11 Cases on December 15, 2015 (which has occurred);

•      On the Petition Date, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the Interim DIP Order and the Final DIP Order (which has occurred);

•      No later than December 17, 2015, the Bankruptcy Court shall have entered the Interim DIP Order;

•      No later than January 7, 2016, the Debtors shall file with the Bankruptcy Court a motion to reject executory contracts and set procedures regarding rejection damages;

•      No later than January 7, 2016, the Debtors shall file with the Bankruptcy Court: (i) the Plan, (ii) the disclosure statement of the Plan, (iii) a motion seeking approval of the disclosure statement of the Plan and Plan as well as certain other items, and (iv) a motion seeking to assume the Restructuring Support Agreement;

•      No later than January 15, 2016, the Bankruptcy Court shall have entered the Final DIP Order;

•      No later than February 12, 2016, (i) the Bankruptcy Court shall have entered an order approving the disclosure statement of the Plan and the assumption of the Restructuring Support Agreement and (ii) no later than four days after entry of such order, the Debtors shall have commenced solicitation of the Plan;

•      No later than March 28, 2016, the Bankruptcy Court shall have commenced the confirmation hearing on the Plan, and no later than April 1, 2016, the Bankruptcy Court shall have entered the Plan confirmation order; and

•      No later than April 15, 2016, the Debtors shall consummate the transactions contemplated by the Plan.

The Restructuring Support Agreement contains certain other customary terms and conditions for transactions of this type and may be terminated upon the occurrence of certain events, which, among other things, includes any failure to meet the Milestones and any acceleration, termination, maturity or refinancing of the DIP Facility.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement (including the Term Sheet attached thereto), attached as Exhibit 10.1 hereto.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, on December 15, 2015, the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a contemplated Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”).  It is anticipated that the DIP Credit Agreement will be entered into on December 16, 2015 by and among the Company, as borrower, the Filing Subsidiaries, as guarantors, the DIP Lenders (as defined below) and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders and as collateral agent.

The DIP Credit Agreement, if approved by the Bankruptcy Court, provides for senior secured term loans in the aggregate principal amount of up to $200 million (the “DIP Facility”), which consists of, subject to certain conditions, (i) a term loan in the principal amount of $40 million upon entry of the Interim DIP Order, (ii) a term loan in the principal amount of $100 million upon entry of the Final DIP Order (the “Second DIP Draw”), and (iii) a third term loan in the principal amount of $60 million  (the “Third DIP Draw”). The Third DIP Draw will be available subject to certain conditions, including, but not limited to, the following: (i) the Final DIP Order shall be in full force and effect, (ii) Tranche A Lenders (as defined in the DIP Credit Agreement) holding at least 25% of the Tranche A commitments and loans or Tranche B Lenders (as defined in the DIP Credit Agreement) holding at least 25% of Tranche B commitments and loans shall have determined to fund the Third Draw, (iii) the then-current status of the Debtors’ contractual relationship with Eureka Hunter Holdings shall be satisfactory to a majority of each of the Second Lien Backstoppers and the Noteholder Backstoppers, and (iv) the disclosure statement for the Plan, in form and substance satisfactory to a majority of each of the Second Lien Backstoppers and the Noteholder Backstoppers, shall have been approved by the Bankruptcy Court.  If these conditions are satisfied, the DIP Lenders will notify the Debtors, on or prior to the date that is seven days before the scheduled commencement of the confirmation hearing, whether the DIP Lenders will fund the Third DIP Draw.  The priority and collateral of each term loan is described below.

The term loans under the DIP Facility will, subject to satisfaction of the funding conditions, be funded by certain of the Second Lien Lenders which will fund pro rata up to 35% of the total funding of each term loan (the “Second Lien DIP Lenders”) and certain of the Noteholders which will fund pro rata up to 65% of the total funding of each term loan (the “Noteholder DIP Lenders,” and  together with the

Second Lien DIP Lenders, the “DIP Lenders”).  The proceeds of the term loans under the DIP Facility will be used for the purposes of (i) the payment of fees, costs and expenses with respect to the administration of the Chapter 11 Cases, (ii) general corporate purposes, subject to the terms and conditions of the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement, (iii) with respect to proceeds from the Second Draw, repayment in full of the Company’s Bridge Financing Facility, (iv) with respect to proceeds from the Second Draw, cash collateralization of certain existing letters of credit issued for the benefit of the Company and (v) with respect to proceeds from the Third DIP Draw, upon the Debtors’ and Backstoppers’ mutual decision to go forward with a sales process pursuant to Section 363 of the Bankruptcy Code, to fund such sales process,  or if the Debtors and the Backstoppers do not mutually determine to go forward with a Section 363 sales process, to be used to continue with the confirmation and consummation of the Plan..

Subject to certain conditions, the maturity date of the DIP Facility is the earlier of (i) nine months from the closing date of the DIP Facility, (ii) 31 days after entry of the Interim DIP Order (as defined in the DIP Credit Agreement) if the Final DIP Order (as defined in the DIP Credit Agreement) has not been entered into by the Bankruptcy Court, (iii) the effective date of the Plan, (iv) the consummation of a sale of all or substantially all of the assets of the Company and its subsidiaries pursuant to Section 363 of the Bankruptcy Code and (v) the date of termination of the DIP Lenders’ Commitments (as defined in the DIP Credit Agreement) and the acceleration of any outstanding extensions of credit, in each case, under the DIP Facility in accordance with the terms of the Loan Documents (as defined in the DIP Credit Agreement). Interest on the outstanding principal amount of the term loans under the DIP Facility will be payable monthly in arrears and on the maturity date at a per annum rate equal to LIBOR plus 8.00%, subject to a 1.00% floor. Upon an event of default under the DIP Facility, all obligations under the DIP Credit Agreement will bear interest at a rate equal to the then current interest rate plus an additional 2% per annum. The principal amount of the term loans under the DIP Facility is payable in full at maturity. The Debtors will pay to the lenders under the DIP Credit Agreement a commitment fee equal to 2% of the lenders’ respective commitments thereunder upon entry of the Final DIP Order. Additionally, if the Plan is consummated, the Debtors will pay a backstop fee (the “Backstop Fee”) to the Backstoppers equal to 3% of the new common equity of the reorganized Company, and if the Plan is not consummated, the Debtors will pay such 3% fee in cash, which shall not take into account the Third DIP Draw amount unless such Third DIP Draw is actually funded.

Pursuant to the terms of the DIP Credit Agreement and related guaranty, the Filing Subsidiaries will guarantee the obligations of the Company, as borrower under the DIP Facility.

The obligations under the DIP Credit Agreement will be secured by liens on substantially all of the Debtors’ assets as follows:

(i) (a) up to $70 million of obligations under the DIP Facility will be secured by perfected first priority “priming liens” on the Debtors’ prepetition liens (including prepetition liens securing the Second Lien Facility), subject to entry of the Final DIP Order and repayment of the Bridge Financing Facility and (b) other obligations under the DIP Facility will be secured by perfected junior liens on the Debtors’ prepetition liens (including liens securing the Second Lien Facility), subject to certain exceptions and intercreditor arrangements, and

(ii) the obligations under the DIP Facility will be secured by perfected first priority liens on the Debtors’ unencumbered assets, subject to certain exceptions, including for the equity interests in Eureka Hunter Holdings as noted below.

The DIP Credit Agreement may or may not be secured by the Company’s equity interest in Eureka Hunter Holdings. Such determination is subject to obtaining certain third party consents and entry of the Final DIP Order. However, the DIP Credit Agreement will be secured by the Company’s economic interest in Eureka Hunter Holdings.  The DIP Lenders can take ownership of such economic interest in Eureka Hunter Holdings in the event of a liquidation of the Debtors, but will not have the ability to foreclose on such economic interest solely as a result of an event of default occurring under the DIP Credit Agreement.  Upon an event of default under the DIP Credit Agreement, the DIP Lenders shall be entitled to require the Debtors to sell such equity interest at a price and on terms as the DIP Lenders deem commercially reasonable, and the DIP Lenders shall be entitled to credit bid all or a portion of the outstanding DIP Credit Agreement obligations in such sale.  The security interests and liens under the DIP Credit Agreement are subject to certain carve-outs and permitted liens, as set forth in the DIP Credit Agreement.

The Debtors are subject to certain covenants under the DIP Facility, including, without limitation, restrictions on the incurrence of additional debt, liens, and the making of restricted payments, and compliance with certain bankruptcy-related covenants, in each case as set forth in the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement.  The DIP Credit Agreement contains customary representations of the Debtors, and provides for certain events of default customary for similar DIP financings.  Additionally, the DIP Credit Agreement contains a specific event of default based upon the occurrence of a consecutive 15-day trading period during which natural gas prices as published by NYMEX are less than $1.65 per MMBtu.  Furthermore, each of the Milestones included in the Restructuring Support Agreement, as described above, are included in the DIP Credit Agreement, and any failure to comply with these Milestones will constitute an event of default.

The DIP Facility is subject to certain prepayment events, including, upon the receipt of proceeds from certain asset sales, insurance and condemnation events and the issuance of post-petition debt or equity, subject in each case to customary exceptions as set forth in the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement. The DIP Credit Agreement also provides for the payment of certain adequate protection payments with respect to the Bridge Financing Facility and Second Lien Facility, and includes a budget variance financial covenant which permits a variance of up to 20% on receipts (excluding royalties), disbursements (subject to certain adjustments) and capital expenditures.

Upon any termination of the Restructuring Support Agreement, the Tranche A Lenders who have funded the DIP Facility have the right to buy from the Tranche B Lenders up to 15% of such Tranche B Lenders’ portion of the funded and unfunded DIP Facility by delivering an irrevocable notice of intent to purchase within 10 days of the date of termination (provided that the purchase is complete within 5 business days).  Pursuant to the terms of the Restructuring Support Agreement, the DIP Facility converts into new common equity of the reorganized Company at a 25% discount to Plan value.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constituted an event of default that accelerated the payment of the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•                  the Bridge Financing Facility;

•                  the Second Lien Facility;

•                  the Notes;

•                  Loan and Security Agreement, dated as of February 12, 2010 (as amended, restated, modified, supplemented or replaced from time to time), by and between Alpha Hunter Drilling, LLC and Wesbanco Bank, Inc., as lender;

•                  Master Loan and Security Agreement, dated as of January 23, 2014 (as amended, restated, modified, supplemented or replaced from time to time), by and between Alpha Hunter Drilling, LLC and CIT Finance LLC, as lender;

•                  Loan Agreement, dated as of December 14, 2011 (as amended, restated, modified, supplemented or replaced from time to time), by and between Company and Capital One, N.A., as lender; and

•                  Business Loan Agreement, dated as of February 17, 2010 (as amended, restated, modified, supplemented or replaced from time to time), by and between Magnum Hunter Production, Inc. and Traditional Bank, Inc., as lender.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable.  However, any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01                                           Regulation FD Disclosure.

Cleansing Materials

In connection with discussions and negotiations with certain of its creditors, the Company entered into confidentiality agreements with such creditors.  Pursuant to the confidentiality agreements, the Company agreed to publicly disclose all material non-public information regarding the Company provided to such creditors and referenced in the confidentiality agreements (the “Cleansing Materials”).

A copy of the Cleansing Materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Eureka Hunter Holdings and Subsidiaries

Eureka Hunter Holdings and its wholly-owned subsidiaries, including Eureka Hunter Pipeline, LLC (“Eureka Hunter Pipeline”) and TransTex Hunter, LLC, are not Filing Subsidiaries and did not file Bankruptcy Petitions.  The Company owns 44.53% of the equity interest in Eureka Hunter Holdings, whose wholly-owned subsidiary, Eureka Hunter Pipeline, owns and operates a gas gathering pipeline system in the Utica Shale and Marcellus Shale Plays in West Virginia and Ohio.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of December 15, 2015, by and among the Company and the supporting parties thereto.
99.1	Cleansing Materials.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 15, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of December 15, 2015, by and among the Company and the supporting parties thereto.
99.1	Cleansing Materials.